UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2010

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2010, Discovery Communications, LLC (“DCL”) completed its registered offering of $850 million aggregate principal amount of 3.700% Senior Notes due 2015 (the “2015 Notes”), $1.3 billion aggregate principal amount of 5.050% Senior Notes due 2020 (the “2020 Notes”) and $850 million aggregate principal amount of 6.350% Senior Notes due 2040 (the “2040 Notes” and together with the 2015 Notes and the 2020 Notes, the “Notes”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement dated May 26, 2010, among DCL, Discovery Communications, Inc. (“Discovery”) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as the representatives of the several underwriters named therein.

The 2015 Notes bear interest at a rate of 3.700% per year and will mature on June 1, 2015. The 2020 Notes bear interest at a rate of 5.050% per year and will mature on June 1, 2020. The 2040 Notes bear interest at a rate of 6.350% per year and will mature on June 1, 2040. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2010.

DCL may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of repurchase. The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, as supplemented by a second supplemental indenture, dated as of June 3, 2010, among DCL, Discovery and U.S. Bank National Association, as trustee. The indenture and the second supplemental indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the indenture and the second supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009, and the second supplemental indenture, which is attached hereto as Exhibit 4.1, are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Second Supplemental Indenture, dated as of June 3, 2010, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bradley E. Singer
	Name:	Bradley E. Singer
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Second Supplemental Indenture, dated as of June 3, 2010, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.